SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

 Date of Report:
(Date of earliest event reported): March 31, 2004 (May 12, 2004)


                              I-Sector Corporation
             (Exact name of registrant as specified in its charter)



                           Delaware 0-21479 76-0515249
(State of Incorporation) (Commission File Number)
(IRS Employer Identification No.)




                             6401 Southwest Freeway
                              Houston, Texas 77074
              (Address of Registrant's principal executive offices)

                          (713) 795-2000 (Registrant's
                     telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)

ITEM 12. Other Events

The following announcement of earnings for the quarter ended March 31, 2004 was released on May 12, 2004:

HOUSTON--(BUSINESS WIRE)--May 12, 2004--I-Sector Corporation (AMEX:ISR - NEWS; the "Company") announced today its financial results for its first quarter ended March 31, 2004.

Financial Results


Compared to the corresponding prior year period, for the Company's first quarter ended March 31, 2004:

o     Revenue increased 41.6% to $14.3 million

o     Gross margin improved from 22.6% to 24.8%

o     Gross profit increased 55.4%

o     Net loss of $1.1 million improved to a profit of $39,000

o     EPS improved from a loss of $0.30 per share to a profit of $0.01 per share


Commenting on the results, James H. Long, CEO of the Company, stated, "We are very pleased to be able to announce that the first quarter results exceeded the expectations we had presented at the time of our last earnings release. The quarter's results were favorably influenced, as compared to our prior expectations, by stronger customer demand late in the quarter, which helped push revenue above the high end of our previously announced expectations. We are particularly pleased with the performance of our InterNetwork Experts subsidiary, which produced almost 77% of our first quarter revenue. InterNetwork Experts produced 54% year-over-year revenue growth for the first quarter, with gross margin improving from less than 11% to over 18%. InterNetwork Experts' gross profit improved 158%, and their operating loss of $167,000 improved to an operating profit of $119,000. InterNetwork Expert's gross profit and operating profit were also favorably impacted this quarter by significant vendor incentives based on Cisco IP Telephony product sales, sales growth and customer satisfaction ratings. We are also extremely pleased with the fact that InterNetwork Experts was able to produce 91% growth in services revenues while improving service revenue gross margin from negative 8% last year to a positive gross margin of 35%."


Outlook


The following statements are made by the Company and are based upon current expectations. These statements are forward-looking, and actual results may differ materially. We caution readers to consider this fact and to pay particular attention to the statements made in the Safe Harbor Statement below. We do not have contracts in hand that will generate the revenue that we expect for the current and upcoming quarters. We base our outlook for the future on our current view of market conditions, input received from our customers and our sales staff, our anticipated sales and marketing efforts, our anticipated vendor pricing for products that we resell, anticipated vendor rebates, and our anticipated expense structure.

o We expect revenue for our second quarter ending June 30, 2004, of approximately $20 million to $23 million, which represents growth of approximately 26% to 45% as compared to the corresponding prior year period.

o We expect a net profit of approximately $150,000 to $350,000 for our second quarter ending June 30, 2004, which compares to a loss of $640,000 for the corresponding prior year period, with the variance between the high and low end of such range primarily dependent upon the level of revenue, the mix of low-margin and high-margin components of revenue, and variances in variable expense items.

o Providing an outlook for any period further out than the current quarter is more challenging and is subject to a lesser degree of accuracy than our current outlook. Attempts to predict results for periods further in the future than the current quarter are subject to increased risk and uncertainty as compared to our attempt to predict the current quarter results and are based upon the limited information available to us at this time. That said, our current expectations for our third quarter ending September 30, 2004, are for revenue of approximately $21 million to $26 million, with net profit ranging from approximately $600,000 to $900,000. The increase in profitability as compared to our second quarter expectations is expected to result from both the increase in expected revenue as well as our expectation that certain manufacturer incentives with a measurement period ending in the third quarter are not expected to be earned and determinable until then.

o The forecasts set forth above are for the current organization and do not include the effect of any future acquisitions. In addition to internally generated growth, we anticipate making selective acquisitions during the next twelve months, and beyond that we expect will add additional revenue. There is no guarantee that any suitable acquisitions will be identified or that any acquisition transactions will be consummated.


Regarding the Company's outlook for the future, Mr. Long stated, "We have seen customer demand generally pick up over the past several months. In addition, we are now seeing larger customer transactions, as compared to the past several years, as customers begin to move forward with fully adopting IP Telephony technology and perform network infrastructure upgrades necessary to implement IP Telephony. As we continue to implement larger projects for customers, we expect to continue to see positive relative services revenue growth, and we expect that improving services revenues, together with continued somewhat improved services gross margins, will continue to enhance operating results. Having consummated our recent equity offering, we are working on further increasing our credit facilities to be able to finance substantially higher levels of revenue and moving forward with discussions with acquisition candidates, which we believe can help us to continue to drive market share gains and gain entrance to new geographic markets going forward."


Safe Harbor Statement


The statements contained in this document that are not statements of historical fact (including the statements made in the Outlook section) including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors, including:

o Market and economic conditions, including capital expenditures by enterprises for communications products and services

o The Company's ability to attract and retain key management, sales and technical staff

o        Risks associated with entry into new markets

o The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies

o Broad market acceptance of Cisco-centric IP telephony products and technology

o The estimated needs of customers as conveyed to the Company and the nature and volume of products and services anticipated to be delivered

o Whether anticipated contracts from which we expect revenues, if any, in fact produce revenues, and whether that revenue, if any, is recognized in the quarters in which we expect it

o The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

o        The Company's ability to finance continued growth

o        Unexpected losses related to customer credit risk

o        Catastrophic events

o Uncertainties related to rapid changes in the information and communications technology industries

o Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report on Form 10-K for the year 2003


Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.


About I-Sector Corporation


I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR - NEWS), owns and operates companies that are engaged in the area of information and communications technology, with a particular focus on Cisco-centric network infrastructure and IP telephony solutions. Additional information about I-Sector is available on the Internet at WWW.I-SECTOR.COM.

                      I-SECTOR CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                                 Three months ended
                                                      March 31,
                                               -----------------------
                                                  2003         2004
                                               ----------- -----------
Revenue:
   Products                                    $    6,722  $   10,194
   Services                                         1,289       1,944
   Custom projects                                  2,069       2,137
                                                ----------  ----------
   Total revenue                                   10,080      14,275
                                                ----------  ----------

Cost of goods and services:
   Products                                         5,904       8,491
   Services                                         1,100       1,286
   Custom projects                                    801         962
                                                ----------  ----------
   Total cost of goods and services                 7,805      10,739
                                                ----------  ----------

         Gross profit                               2,275       3,536

Selling, general and administrative expenses        3,376       3,499
                                                ----------  ----------

Operating income (loss)                            (1,101)         37
Interest and other income, net                        (10)         19
                                                ----------  ----------
Income (loss) from continuing operations
 before benefit from income taxes                  (1,091)         56

Income taxes                                            -           5
                                                ----------  ----------

Net income (loss) from continuing operations       (1,091)         51
Discontinued operations:
Loss on disposal of discontinued operations,
 net of taxes                                           -         (12)
                                                ----------  ----------
Net income (loss)                              $   (1,091) $       39
                                                ----------  ----------

Net income (loss) per share Basic:
Net income (loss) from continuing operations   $    (0.30) $     0.01
Loss on disposal of discontinued operations,
 net of taxes                                           -           -
                                                ----------  ----------
Net income (loss) per share                    $    (0.30) $     0.01
                                                ----------  ----------

Diluted:
Net income (loss) from continuing operations   $    (0.30) $     0.01
Loss on disposal of discontinued operations,
 net of taxes                                           -           -
                                                ----------  ----------
Net income (loss) per share                    $    (0.30) $     0.01
                                                ----------  ----------

Shares used in computing net income (loss) per share:
Basic                                           3,630,285   3,951,009
                                                ----------  ----------
Diluted                                         3,630,285   4,150,180
                                                ----------  ----------

            See notes to consolidated financial statements


                 I-SECTOR CORPORATION AND SUBSIDIARIES
                     SEGMENT STATEMENTS OF INCOME
          (In thousands, except share and per share amounts)
                                   (Unaudited)

                                        Three months ended March 31,
                                       -------------------------------
                                            2003            2004
                                       --------------- ---------------
                                        Amount    %     Amount    %
                                       -------- ------ -------- ------

Revenue:
 INX product                           $ 6,661   66.1  $10,061   70.5
 INX service                               477    4.7      913    6.4
                                        ------- ------  ------- ------
     Total INX revenue                   7,138   70.8   10,974   76.9
                                        ------- ------  ------- ------
 Stratasoft - Custom projects            2,069   20.5    2,137   15.0
 Valerent product                          193    1.9      334    2.4
 Valerent service                          812    8.1    1,031    7.2
                                        ------- ------  ------- ------
     Total Valerent revenue              1,005   10.0    1,365    9.6
  Eliminations revenue                    (132)  (1.3)    (201)  (1.4)
                                        ------- ------  ------- ------
        Total revenue                   10,080  100.0   14,275  100.0
Cost of sales and service:
 INX product                             5,844   87.7    8,382   83.3
 INX service                               516  108.2      589   64.5
                                        ------- ------  ------- ------
    Total INX cost of sales and
     service                             6,360   89.1    8,971   81.7
 Stratasoft - Custom projects              801   38.7      962   45.0
 Valerent product                          192   99.5      310   92.8
 Valerent service                          584   71.9      697   67.6
                                        ------- ------  ------- ------
     Total Valerent cost of sales and
      service                              776   77.2    1,007   73.8
  Eliminations of cost of sales and
   service                                (132) 100.0     (201) 100.0
                                        ------- ------  ------- ------
        Total cost of sales and
         service                         7,805   77.4   10,739   75.2
Gross profit:
      INX product                          817   12.3    1,679   16.7
      INX service                          (39)  (8.2)     324   35.5
                                        ------- ------  ------- ------
    Total INX gross profit                 778   10.9    2,003   18.3
 Stratasoft - Custom projects            1,268   61.3    1,175   55.0
 Valerent product                            1    0.5       24    7.2
 Valerent service                          228   28.1      334   32.4
                                        ------- ------  ------- ------
    Total Valerent gross profit            229   22.8      358   26.2
                                        ------- ------  ------- ------
         Total gross profit              2,275   22.6    3,536   24.8
Selling, general and administrative
 expenses:
 INX                                       945   13.2    1,884   17.2
 Stratasoft                              1,596   77.1    1,020   47.7
 Valerent                                  560   55.7      390   28.6
 Corporate                                 275    (NA)     205    (NA)
                                        ------- ------  ------- ------
Total selling, general and
 administrative expenses                 3,376   33.5    3,499   24.5
Operating income (loss):
 INX                                      (167)  (2.3)     119    1.1
 Stratasoft                               (328) (15.9)     155    7.3
 Valerent                                 (331) (32.9)     (32)  (2.3)
 Corporate                                (275)   (NA)    (205)   (NA)
                                        ------- ------  ------- ------
    Total operating income (loss)       (1,101) (10.9)      37    0.3
Interest and other income (expense),
 net                                       (10)  (0.1)      19    0.1
                                        ------- ------  ------- ------
Income (loss) from continuing
 operations before benefit for income
 taxes                                  (1,091) (10.8)      56    0.4
Benefit for income taxes                     -    0.0        -    0.0
                                        ------- ------  ------- ------
Net income (loss) from continuing
 operations                             (1,091) (10.8)      56    0.4
Discontinued operations:
Gain (loss) on disposal, net of taxes        -    0.0      (17)  (0.1)
                                        ------- ------  ------- ------
Net income (loss)                      $(1,091) (10.8) $    39    0.3
                                        ------- ------  ------- ------


[GRAPHIC OMITTED]
Contact:
     I-Sector Corporation
     James H. Long, 713-795-2000
     or
     PR Financial Marketing LLC
     Jim Blackman, 713-256-0369 (IR)
     JIMBLACKMAN@PRFINANCIALMARKETING.COM
     ------------------------------------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2004

                               I-SECTOR CORPORATION


                               By: /s/ JAMES H. LONG
                                  --------------------------------
                                        James H. Long
                                        Chief Executive Officer, Chief Financial
                                        Officer, President and Chairman of the
                                            Board